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                                   EXHIBIT 11
                     HOMEOWNERS GROUP, INC. AND SUBSIDIARIES
                    COMPUTATION OF NET LOSS PER COMMON SHARE
                 FOR EACH OF THE THREE YEARS ENDED DECEMBER 31,

                                                                               1996              1995               1994
                                                                          ----------------  ----------------  ------------------

Income (loss) from continuing operations                                     ($1,038,311)        $1,360,590          ($658,103)

Discontinued operation:
Loss from discontinued reinsurance operations                                 (1,559,250)       (3,215,811)                  -
                                                                          ----------------  ----------------  ------------------

  Net loss                                                                   ($2,597,561)      ($1,855,221)          ($658,103)
                                                                          ----------------  ----------------  ------------------

  CALCULATION OF PRIMARY NET INCOME (LOSS) PER COMMON SHARE:

    Weighted average common shares outstanding during the year                 5,558,350         5,558,350           5,558,350

                                                                          ----------------  ----------------  ------------------

    Weighted average primary common shares outstanding                         5,558,350         5,558,350           5,558,350

                                                                          ----------------  ----------------  ------------------

Income (loss) from continuing operations per common share                        ($0.19)             $0.25             ($0.12)


Discontinued operation:
Per share loss from discontinued reinsurance operations                           (0.28)            (0.58)                  -
                                                                          ----------------  ----------------  ------------------

Primary net loss per common share                                                ($0.47)           ($0.33)             ($0.12)
                                                                          ================  ================  ==================

  CALCULATION OF AVERAGE FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE:

    Weighted average common shares outstanding during the year                 5,558,350         5,558,350           5,558,350

                                                                          ----------------  ----------------  ------------------

    Weighted average fully diluted common shares outstanding                   5,558,350         5,558,350           5,558,350

                                                                          ----------------  ----------------  ------------------

Income (loss) from continuing operations per common share                         ($0.19)             $0.25             ($0.12)

Discontinued operation:
Per share loss from discontinued reinsurance operations                            (0.28)            (0.58)                  -
                                                                          ----------------  ----------------  ------------------

Fully diluted net loss per common share                                           ($0.47)           ($0.33)             ($0.12)
                                                                          ================  ================  ==================

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